As filed with the Securities and Exchange Commission on April 16, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JUSHI HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	98-1547061
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
301 Yamato Road, Suite 3250
Boca Raton, FL 33431
(561) 617-9100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Cacioppo
Chairman and Chief Executive Officer
Jushi Holdings Inc.
301 Yamato Road, Suite 3250
Boca Raton, FL 33431
(561) 617-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Tobi Lebowitz, Esq.
Jushi Holdings Inc.
301 Yamato Road, Suite 3250
Boca Raton, FL 33431
(561) 617-9100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling shareholder may sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion dated April 16, 2024
PRELIMINARY PROSPECTUS
Up to $250,000,000
Subordinate Voting Shares
Preferred Shares
Warrants
Units
Rights
And
44,660,966 Subordinate Voting Shares Offered by the Selling Shareholder

From time to time, Jushi Holdings Inc. may offer and sell up to an aggregate amount of $250,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.
In addition, this prospectus relates to the offer and resale by the selling shareholder named herein of up to an aggregate of 44,660,966 subordinate voting shares, no par value (“Subordinate Voting Shares”), consisting of: (i) 11,451,665 Subordinate Voting Shares (ii) 11,385,000 Subordinate Voting Shares issuable upon exercise of outstanding options issued under the Company's equity plan; and (iii) 21,824,301 Subordinate Voting Shares issuable upon exercise of outstanding warrants, from time to time, on the terms described in this prospectus or in an applicable prospectus supplement. We will not receive any of the proceeds from the sale of the Subordinate Voting Shares offered by the selling shareholder hereunder, except with respect to amounts received by us upon exercise of the options or warrants to the extent such options or warrants are exercised for cash. To the extent that the selling shareholder resells any securities, the selling shareholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling shareholder and the terms of the securities being offered.
This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus.
We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.
Our registration of the securities covered by this prospectus does not mean that either we or the selling shareholder will issue, offer or sell, as applicable, any of the securities. We and the selling shareholder may sell the securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. We provide more information about how we and the selling shareholder may sell the securities in the section entitled “Plan of Distribution,” however any prospectus supplement will provide the specific terms of the plan of distribution. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we or the selling shareholder expect to receive from such sale will also be set forth in a prospectus supplement.
This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.
Our Subordinate Voting Shares are listed on the Canadian Securities Exchange (the “CSE”) under the symbol “JUSH” and quoted on the OTCQX Best Market (the “OTCQX”) under the symbol “JUSHF.” The last reported sale price of our Subordinate Voting Shares on the CSE on April 15, 2024, was C$0.92 per share and on the OTCQX on April 15, 2024, was $0.67 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the CSE, OTCQX or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.
We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 6 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and any applicable prospectus supplement.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is April 16, 2024.

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ABOUT THIS PROSPECTUS
Unless the context otherwise requires, the terms “Jushi,” “the Company,” “we,” “us” and “our” in this prospectus refer to Jushi Holdings Inc. and its subsidiaries, and “this offering” refers to the offering contemplated by this prospectus.
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to an aggregate of $250,000,000 of any combination of the securities described in this prospectus. In addition, under this shelf process, the selling shareholder may, from time to time, offer and sell up to 44,660,966 Subordinate Voting Shares, as described in this prospectus, in one or more offerings.
This prospectus provides you with a general description of the securities we or the selling shareholder may offer. Each time we or the selling shareholder offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any free writing prospectuses we or the selling shareholder have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities offered.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses that we or the selling shareholder have authorized for use in connection with a specific offering. Neither we nor the selling shareholder have authorized anyone to provide you with different or additional information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus that we or the selling shareholder may authorize to be provided to you.
This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Company Overview
We are a vertically integrated, multi-state cannabis operator engaged in retail, distribution, cultivation, and processing in both medical and adult-use markets. Our management team is focused on building a diverse portfolio of cannabis assets through opportunistic investments and pursuing application opportunities in attractive limited license jurisdictions and capitalizing on such assets through strategic deployment in our day-to-day business operations. We have targeted assets in highly populated, limited license medical markets that are on a trajectory toward adult-use legalization, including Pennsylvania, markets that are in the process of transitioning to adult-use, namely Virginia and Ohio, and limited license, fast-growing, large adult-use markets, such as Illinois, Nevada and Massachusetts, and certain municipalities of California.
Our Subordinate Voting Shares are listed for trading in Canada on the CSE under the ticker symbol “JUSH” and quoted in the United States on the OTCQX under the ticker symbol “JUSHF.”
Key Markets Overview
Pennsylvania Operations:
We, through our subsidiaries, currently hold six medical cannabis dispensary permits issued by the Pennsylvania Department of Health allowing for eighteen medical dispensaries in Pennsylvania, seventeen of which are currently operational under the BEYOND/HELLO™ brand, and one of which is currently being relocated within the permit’s geographical region. We also currently hold a medical cannabis grower-processor permit issued by the Pennsylvania Department of Health allowing us to operate our 123,000 sq. ft. cannabis cultivation and processing facility in Scranton, Pennsylvania, through our subsidiary Pennsylvania Medical Solutions, LLC.
Illinois Operations:
We, through our subsidiaries, currently hold five cannabis dispensing organization licenses issued by the Illinois Department of Financial Regulation for five adult-use dispensaries in Illinois, four of which are currently operational under the BEYOND/HELLO™ brand and one of which is pre-construction, and all five of which operate or will operate under the BEYOND/HELLO™ brand. Two of the four operational adult-use dispensaries have co-located medical cannabis dispensing licenses issued by the Illinois Department of Financial Regulation.
Virginia Operations:
We, through our subsidiaries, currently hold one pharmaceutical processor permit and five cannabis dispensing facility permits, each issued by the Virginia Board of Pharmacy, collectively allowing us to operate our six medical dispensaries under the BEYOND/HELLO™ brand in Virginia. The aforementioned pharmaceutical processor permit issued by the Virginia Board of Pharmacy further entitles us to operate our 93,000 sq. ft. cannabis cultivation and processing facility in Manassas, Virginia.
Massachusetts Operations:
We, through our subsidiaries, currently hold two marijuana retailer licenses issued by the Massachusetts Cannabis Control Commission allowing us to operate our two adult-use dispensaries under the Nature’s Remedy™ brand in Massachusetts. One of the dispensaries has a co-located medical treatment center license issued by the

Massachusetts Cannabis Control Commission allowing retail medical sales. We also currently hold marijuana product cultivator, marijuana cultivation and marijuana treatment center licenses all issued by the Massachusetts Cannabis Control Commission collectively allowing us to operate our 50,000 sq. ft. adult-use and medical cultivation and production facility in Lakeville, Massachusetts.
California Operations:
We, through our subsidiaries, currently hold Type 10 adult-use and medical retail licenses issued by the California Department of Cannabis Control for three adult-use dispensaries in California, of which one is currently operational under the BEYOND/HELLO™ brand. Further, we have one local conditional license award for an additional dispensary.
Nevada Operations:
We, through our subsidiaries, currently hold adult-use and medical licenses issued by the Nevada Cannabis Control Board allowing us to operate four dispensaries in Nevada, three of which are currently operational under the Nuleaf™ brand and one of which is currently operational under the BEYOND/HELLO™ brand. We also currently hold adult-use and medical cultivation licenses issued by the Nevada Cannabis Control Board allowing us to operate our 27,000 sq. ft. cultivation facility in Sparks, Nevada, as well as adult-use and medical production licenses issued by the Nevada Cannabis Control Board allowing us to operate our 13,000 sq. ft. processing facility in Reno, Nevada.
Ohio Operations:
We, through our subsidiaries, currently hold a medical marijuana dispensary license issued by the Ohio Board of Pharmacy allowing us to operate our single medical dispensary under the BEYOND/HELLO™ brand in Ohio. We also currently hold a cultivator level II license issued by the Ohio Department of Commerce allowing us to operate our 10,000 sq. ft. cultivation facility. We also currently hold a processor license issued by the Ohio Department of Commerce.
Corporate Information
Our principal executive offices are located at 301 Yamato Road, Suite 3250, Boca Raton, Florida 33431 and our telephone number is (561) 617-9100. We maintain a website at http://www.jushico.com. The information contained on, or accessible through, our website is not part of this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.
Implications of Being an Emerging Growth Company and Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:
•being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
•an extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act;
•reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;
•exemptions from the requirements to hold a non-binding advisory vote on executive compensation or seek shareholder approval of golden parachute arrangements not previously approved; and

•an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, (the “Sarbanes-Oxley Act”) in the assessment of our internal control over financial reporting.
We expect to take advantage of some or all of the reduced reporting and other requirements that will be available to us as long as we qualify as an emerging growth company. We will, in general, remain an emerging growth company for up to five full fiscal years from the effectiveness of our initial effective registration statement in August 2022. We will cease to be an emerging growth company and become ineligible to rely on the above exemptions, if we:
•have $1.235 billion or more in annual revenue in a fiscal year;
•issue more than $1.0 billion of non-convertible debt during any three-year period; or
•become a “large accelerated filer” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company so long as either (i) the market value of shares of our common stock (i.e. our Subordinate Voting Shares) held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of shares of our common stock (i.e. our Subordinate Voting Shares) held by non-affiliates is less than $700 million. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation.
The Securities We May Offer
We may offer:
•Subordinate Voting Shares,
•preferred shares,
•warrants to purchase any of the other securities that may be sold under this prospectus;
•rights; and
•units
In addition, the selling shareholder may offer or sell, from time to time, up to 44,660,966 Subordinate Voting Shares.
This prospectus provides you with a general description of the securities we or the selling shareholder may offer. Each time we or the selling shareholder offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•designation or classification;
•aggregate offering price;
•rates and times of payment of dividends, if any;
•redemption, conversion, exchange or sinking fund terms, if any;

•conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;
•ranking, if applicable;
•restrictive covenants, if any;
•voting or other rights, if any; and
•important Canadian and U.S. federal income tax considerations.
Any prospectus supplement and/or any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
We or the selling shareholder may sell the securities directly to investors or through underwriters, dealers or agents. We and the selling shareholder, and our or the selling shareholder’s underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or the selling shareholder do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:
•the names of those underwriters or agents;
•applicable fees, discounts and commissions to be paid to them;
•details regarding over-allotment options, if any; and
•the estimated net proceeds to us.

RISK FACTORS
An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the specific risk factors discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on April 1, 2024, which is incorporated in this prospectus by reference in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be unduly relied upon to anticipate results or trends in future periods. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our Subordinate Voting Shares could decline, and you might lose all or part of your investment. Please also carefully read the section below titled “Cautionary Note Regarding Forward-Looking Statements.”
We are an “emerging growth company” and a “smaller reporting company” and will be able take advantage of reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies, which could make our Subordinate Voting Shares less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act and, for as long as we continue to be an emerging growth company, we are permitted and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock (i.e. our Subordinate Voting Shares) that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.
We are permitted and intend to take advantage of these reporting exemptions described above until we are no longer an emerging growth company. Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies.
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company so long as either (i) the market value of shares of our common stock (i.e. our Subordinate Voting Shares) held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of shares of our common stock (i.e. our Subordinate Voting Shares) held by non-affiliates is less than $700 million. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. If we are a smaller reporting company at the time we cease to be an emerging growth company, we are permitted and may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation.
We cannot predict if investors will find our Subordinate Voting Shares less attractive if we choose to rely on these exemptions. If some investors find our Subordinate Voting Shares less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our Subordinate Voting Shares and the price of our Subordinate Voting Shares may be more volatile.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “will”, “would”, “could”, “should”, “believes”, “estimates”, “projects”, “potential”, “expects”, “plans”, “intends”, “anticipates”, “targeted”, “continues”, “forecasts”, “designed”, “goal”, or the negative of those words or other similar or comparable words. Any statements contained or incorporated by reference in this prospectus that are not statements of historical facts may be deemed to be forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, results of operations and future growth prospects.
Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as of the date they are made and are based on information currently available and on the then-current expectations of the party making the statement and assumptions concerning future events, which are subject to a number of known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to: risks relating to U.S. regulatory landscape and enforcement related to cannabis, including political risks; risks relating to anti‐money laundering laws and regulation; other governmental and environmental regulation; public opinion and perception of the cannabis industry; risks related to the economy generally; risks related to inflation, the rising cost of capital, and stock market instability; risks relating to pandemics and forces of nature; risks related to contracts with third party service providers; risks related to the enforceability of contracts; the limited operating history of the Company; the Company’s history of operating losses and negative operating cash flows; reliance on the expertise and judgment of senior management of the Company; risks inherent in an agricultural business; risks related to co‐investment with parties with different interests to the Company; risks related to proprietary intellectual property and potential infringement by third parties; risks relating to the Company’s current amount of indebtedness; risks relating to the need to raise additional capital either through debt or equity financing; risks relating to the management of growth; costs associated with the Company being a publicly-traded company and a U.S. and Canadian filer; increasing competition in the industry; risks associated with cannabis products manufactured for human consumption including potential product recalls; reliance on key inputs, suppliers and skilled labor; reliance on manufacturers and contractors; risks of supply shortages or supply chain disruptions; cybersecurity risks; constraints on marketing products; fraudulent activity by employees, contractors and consultants; tax and insurance related risks; risk of litigation; conflicts of interest; risks relating to certain remedies being limited and the difficulty of enforcing judgments and effecting service outside of Canada; risks related to completed, pending or future acquisitions or dispositions, including potential future impairment of goodwill or intangibles acquired and/or post-closing disputes; sales of a significant amount of shares by existing shareholders; the limited market for securities of the Company; risks related to the continued performance of existing operations in California, Illinois, Massachusetts, Nevada, Ohio, Pennsylvania, and Virginia; risks related to the anticipated openings of additional dispensaries or relocation of existing dispensaries; risks relating to the expansion and optimization of the grower-processor in Pennsylvania, the vertically integrated facilities in Virginia and Massachusetts and the facility in Nevada; risks related to opening new facilities, which is subject to licensing approval; limited research and data relating to cannabis; risks related to challenges from governmental authorities with respect to the Company’s tax credits; and risks related to the Company’s critical accounting policies and estimates; and other risks described in this prospectus or in the documents incorporated herein by reference and described from time to time in other documents filed by us with the SEC.
Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as well as any amendments thereto, filed with the SEC. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.
We discuss in greater detail many of these risks under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale by us of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us under this prospectus for general corporate purposes, which may include, without limitation, servicing our debt obligations, working capital, general and administrative expenses, and capital expenditures. We may also use a portion of the net proceeds to invest in or acquire businesses that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.
We will not receive any proceeds from the sale of Subordinate Voting Shares by the selling shareholder. To the extent exercised for cash, we will receive the applicable exercise price for any options or warrants exercised for Subordinate Voting Shares that may be sold hereunder. We will not receive any proceeds from the exercise of any of such options or warrants that are exercised on a net or “cashless” basis in accordance with their terms.

SELLING SHAREHOLDER
This prospectus also relates to the possible resale by the selling shareholder of up to 44,660,966 Subordinate Voting Shares consisting of: (i) 11,451,665 Subordinate Voting Shares (ii) 11,385,000 Subordinate Voting Shares issuable upon exercise of outstanding options issued under the Company's equity plan; and (iii) 21,824,301 Subordinate Voting Shares issuable upon exercise of outstanding warrants. The selling shareholder may from time to time offer and sell any or all of the Subordinate Voting Shares pursuant to this prospectus and a prospects supplement in a manner contemplated under “Plan of Distribution” in this prospectus or any prospectus supplement. When we refer to the “selling shareholder” in this prospectus or in any prospectus supplement, we mean the person listed in the table below, and the pledgees, donees, transferees, assignees, successors and other successors-in-interest who later come to hold any of the selling shareholder’s interest in the Subordinate Voting Shares other than through a public sale.
We are registering the Subordinate Voting Shares for resale by the selling shareholder in accordance with the terms of the selling shareholder’s employment agreement with the Company, effective as of January 1, 2022 (as amended, the “Employment Agreement”). The Employment Agreement provides that if the Company proposes to conduct for its own account a registered offering for cash of Subordinate Voting Shares or other voting equity securities or files a registration statement or registration statements therefor under applicable securities laws, other than a registration statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into voting equity securities of the Company, or (iv) for a dividend reinvestment plan, the selling shareholder shall have the right, subject to the Company’s board of director’s good faith discretion, to include as part of such registration, up to a pro rata portion of the selling shareholder’s fully-diluted vested equity securities in the Company in such registered offering and any applicable registration statement filed for the purpose thereof.
The selling shareholder’s right to participate in any such registered offering and the number of the selling shareholder’s equity securities in the Company that may be offered, if any, shall be subject to the Company’s board of director’s good faith discretion, and in the event that the Company’s board of directors determines (including upon the good faith advice of any managing underwriter(s) for such offering), that the dollar amount or number of equity securities that the Company desires to sell, taken together with the selling shareholder’s equity securities in the Company that the selling shareholder desires to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering, then the Company’s board of directors may reduce the number of the selling shareholder’s equity securities in the Company that may be included in such offering by the minimum amount necessary to avoid such adverse consequences.
The following table sets forth, based on information currently known by us as of April 15, 2024, (i) the number of Subordinate Voting Shares held of record or beneficially by the selling shareholder as of such date (as determined below), (ii) the number of Subordinate Voting Shares that may be offered under this prospectus by the selling shareholder, and (iii) the material relationships the selling shareholder had with us within the past three years. The beneficial ownership of the Subordinate Voting Shares set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares which the selling shareholder has the right to acquire within 60 days of April 15, 2024 through the exercise of any stock option, warrant or other rights. We believe, based on the information furnished to us, that the selling shareholder has sole voting and investment power with respect to all Subordinate Voting Shares that the selling shareholder beneficially owns, subject to applicable community property laws. In addition, based on the information provided to us by the selling shareholder, the selling shareholder is not a broker-dealer or an affiliate of a broker-dealer.
The percentage ownership for the selling shareholder listed below is based upon 196,634,931 Subordinate Voting Shares outstanding as of April 15, 2024.

We cannot advise you as to whether the selling shareholder will exercise any of his options or warrants for Subordinate Voting Shares, and, to the extent he does, we cannot advise you as to whether he will in fact sell any or all of such Subordinate Voting Shares. We also cannot advise you whether the selling shareholder will remain employed by us for the period necessary for any unvested options to vest. In addition, the selling shareholder may sell, transfer or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law. Because the selling shareholder may not sell or otherwise dispose of some or all of his securities covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the securities, we cannot estimate the number of Subordinate Voting Shares that will be held by the selling shareholder after completion of the offering. However, for purposes of this table, we have assumed that all the Subordinate Voting Shares that are covered by this prospectus will be sold by the selling shareholder.
Unless otherwise indicated in the footnotes below, the address of the selling shareholder is c/o Jushi Holdings Inc., 301 Yamato Road, Suite 3250, Boca Raton, FL 33431.

Name of Selling Shareholder	Subordinate Voting Shares Owned before the Offering	Subordinate Voting Shares to be Offered for the Selling Shareholder’s Account(2)(3)	Subordinate Voting Shares Owned by the Selling Shareholder after the Offering	Percent of Subordinate Voting Shares to be Owned by the Selling Shareholder after the Offering
James Cacioppo(1)	42,627,766	44,660,966	466,800	*
__________________
*Less than 1%.
(1)James Cacioppo is the Chief Executive Officer and Chairman of the Board of Directors of the Company.
(2)The number of Subordinate Voting Shares to be offered for resale includes 2,500,000 Subordinate Voting Shares underlying unvested stock options.
(3)Consists of: (i) 4,452,827 Subordinate Voting Shares, 11,385,000 Subordinate Voting Shares underlying stock options and 6,270,221 Subordinate Voting Shares underlying warrants held by Mr. Cacioppo; (ii) 2,500,000 Subordinate Voting Shares and 4,000,000 Subordinate Voting Shares underlying warrants held by OEP Opportunities, L.P.; (iii) 1,400,000 Subordinate Voting Shares and 2,775,000 Subordinate Voting Shares underlying warrants held by One East Capital Advisors, LP; (iv) 2,303,350 Subordinate Voting Shares and 4,000,000 Subordinate Voting Shares underlying warrants held by One East Partners LP; (v) 795,488 Subordinate Voting Shares held by ST2 LLC; (vi) 160,000 Subordinate Voting Shares underlying warrants issued to One East Management Services, LLC; (vii) 3,719,080 Subordinate Voting Shares underlying warrants issued to Serpentine Capital Management Fund II, LLC; and (viii) 900,000 Subordinate Voting Shares underlying warrants issued to JAC Serpentine, LLC. Mr. Cacioppo directly or beneficially owns and controls each of the foregoing entities.

DESCRIPTION OF CAPITAL STOCK
Under our Notice of Articles, we are authorized to issue an unlimited number of Subordinate Voting Shares, an unlimited number of Multiple Voting Shares, an unlimited number of Super Voting Shares and an unlimited number of Preferred Shares. We currently do not have any Super Voting Shares, Multiple Voting Shares, or Preferred Shares outstanding. Neither Super Voting Shares nor Multiple Voting Shares are being registered for sale by us or for resale by the selling shareholder under this prospectus.
Our issued and outstanding Subordinate Voting Shares are duly authorized, validly issued, fully paid and nonassessable.
The following summary description of our Subordinate Voting Shares and preferred shares is based on the provisions of our Articles of Incorporation (“Articles”). This information is qualified entirely by reference to the applicable provisions of our Articles as currently in effect, which are filed as an exhibit to the registration statement of which this prospectus is part. Any capitalized terms used in this summary that are not otherwise defined herein have the meanings ascribed to such terms in our Articles. For information on how to obtain copies of our Articles, see the section of this prospectus entitled “Where You Can Find More Information.”
Subordinate Voting Shares
Voting Rights. Holders of the Subordinate Voting Shares are entitled to notice of and to attend any meeting of our shareholders, except a meeting of which only holders of another particular class or series of shares shall have the right to vote. At each such meeting, holders of Subordinate Voting Shares shall be entitled to one vote in respect of each Subordinate Voting Share held. Voting rights of the Subordinate Voting Shares are non-cumulative.
Alteration to Rights of Subordinate Voting Shares. As long as any Subordinate Voting Shares remain outstanding, we may not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any special right attached to the Subordinate Voting Shares. A special resolution means either: (a) a resolution approved by two-thirds of the votes cast on the resolution at a properly called meeting of shareholders, or (b) a resolution approved in writing by all of the shareholders holding shares that carry the right to vote on the matter at a shareholders meeting.
Dividends. Holders of Subordinate Voting Shares are entitled to receive, as and when declared by the directors, dividends in cash or our property. No dividend will be declared or paid on the Subordinate Voting Shares unless we simultaneously declare or pay, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Multiple Voting Shares and Super Voting Shares, if any.
Liquidation, Dissolution or Winding-Up. In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Subordinate Voting Shares are, subject to the prior rights of the holders of any shares ranking in priority to the Subordinate Voting Shares (including any Preferred Shares ranking in priority to the Subordinate Voting Shares), entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis )and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).
Rights to Subscribe; Pre-Emptive Rights. Holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities now or in the future.
Subdivision or Consolidation. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner or such other adjustment is made so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.
Conversion. In the event that (1) an offer is made to purchase Multiple Voting Shares or Super Voting Shares, and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange, if any, on which the Subordinate Voting Shares are then listed, to be made to all or substantially all the holders of Multiple Voting Shares or Super Voting Shares, as applicable, in a province or territory of Canada to which the requirement applies, and (2) a concurrent equivalent offer is not made in respect of the Subordinate Voting Shares, then each Subordinate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares or Super Voting Shares, as applicable, at the inverse of the Conversion Ratio (as defined in the Articles, as applicable) then in effect, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Multiple Voting Shares or Super Voting Shares, as applicable, under the offer, and for no other reason, and shall not provide holders of Subordinate Voting Shares any beneficial ownership of Multiple Voting Shares or Super Voting Shares, as applicable, but only in the consideration under the offer. In such event, the transfer agent for the Subordinate Voting Shares shall deposit under the offer the resulting Multiple Voting Shares or Super Voting Shares, as applicable, on behalf of the holder. If Multiple Voting Shares or Super Voting Shares, as applicable, resulting from the conversion and deposited pursuant to the offer are withdrawn by the holder or are not taken up by the offeror, or the offer is abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Multiple Voting Shares or Super Voting Shares, as applicable, being taken up and paid for, the Multiple Voting Shares or Super Voting Shares, as applicable, resulting from the conversion will be automatically re-converted into Subordinate Voting Shares at the Conversion Ratio then in effect, shall be deemed to have never been outstanding, and a share certificate representing the Subordinate Voting Shares or electronic evidence of such Subordinate Voting Shares issued in a non-certificate manner will be sent to the holder by the transfer agent. In the event that the offeror takes up and pays for the Multiple Voting Shares or Super Voting Shares, as applicable, resulting from conversion, the transfer agent shall deliver to the holders thereof the consideration paid for such shares by the offeror.
Take-Over Bid Protections
The following provisions, including those summarized from the Articles and the Business Corporations Act, may have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including an attempt that might result in the shareholder’s receipt of a premium over the market price of such shareholder’s Subordinate Voting Shares.
Authorized but Unissued Shares. The authorized but unissued Subordinate Voting Shares, Multiple Voting Shares, Super Voting Shares and Preferred Shares will be available for issuance without shareholder approval, subject to any limitations imposed by the listing standards of the Canadian Securities Exchange. In addition, the Preferred Shares may be issued in series, with the special rights and restrictions attached to each series to be determined by the board of directors, if, as and when created and issued. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued Subordinate Voting Shares Multiple Voting Shares, Super Voting Shares and Preferred Shares enables our board of directors to make it more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
Number of Directors and Casual Vacancies. Pursuant to our Articles and the Business Corporations Act (British Columbia), between annual meetings of shareholders, the board of directors may, without any requirement to seek shareholder approval, increase the number of the then current directors by up to one-third. In addition, the board of directors has the authority to fill any casual vacancies caused by the resignation or retirement of any director without seeking shareholder approval of the new appointee. This may ultimately make it more difficult or discourage an attempt to obtain control of our board of directors at the next annual meeting of shareholders.
Advance Notice Policy. Jushi has adopted an advance notice policy (the “Advance Notice Policy”) which requires shareholders who wish to nominate candidates for election as directors to provide Jushi with timely notice thereof in proper written form. The Advance Notice Policy is intended to: (a) provide all shareholders, including those participating in a meeting of shareholders by proxy, with adequate notice of director nomination, thus enabling them to exercise their votes in an informed manner; (b) ensure the board of directors has the opportunity to make an informed recommendation and, if appropriate, present alternatives to shareholders; and (c) facilitate an orderly and effective meeting process. Subject only to the requirements of the Business Corporations Act (British Columbia), applicable securities laws and the Articles, only persons who are nominated in accordance with the procedures set out in the Advance Notice Policy shall be eligible for election as directors to the board of directors. The Advance Notice Policy will make it more difficult or discourage an attempt to obtain control of our board of directors without providing equitable notice to us and other shareholders in advance of any shareholder meeting.
Shareholder Rights Plan. Pursuant to the powers provided under the Articles, our board of directors has the authority to, if determined to be in the best interests of Jushi and its shareholders, adopt a shareholder rights plan as a defensive tactic prior to or in response to a potential take-over bid. Such shareholder rights plans do not require shareholder approval and can serve to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
Coattail Agreement. There are currently no Super Voting Shares or Multiple Voting Shares issued and outstanding. Under applicable Canadian law, an offer to purchase Super Voting Shares would not necessarily require that an offer be made to purchase Subordinate Voting Shares or Multiple Voting Shares. In accordance with the rules applicable to most issuers with dual class share structures in Canada, in the event of a take-over bid, the holders of Subordinate Voting Shares or of Multiple Voting Shares must be entitled to participate on an equal footing with holders of Super Voting Shares.
As a result, if in the future we decide to issue Super Voting Shares, as a condition to the issuance of such shares, we would enter into a coattail agreement with the holders of the Super Voting Shares and Odyssey Trust Company or some other trustee, which we refer to as the “Coattail Agreement”. Such Coattail Agreement would contain provisions customary for dual class, listed corporations designed to prevent transactions that would otherwise deprive the holders of Subordinate Voting Shares or of Multiple Voting Shares of rights under applicable provincial take-over bid legislation to which they would have been entitled if the Super Voting Shares had been Subordinate Voting Shares or Multiple Voting Shares.
Among other terms and conditions that would be contained in the Coattail agreement and would be subject to negotiation and approval of our board of directors, the holders of the Super Voting Shares and the trustee, the undertakings in the Coattail Agreement would not apply to prevent a sale by any holder of Super Voting Shares if concurrently an offer is made to purchase Subordinate Voting Shares and Multiple Voting Shares that:
•offers a price per Subordinate Voting Share or Multiple Voting Share (on an as converted to Subordinate Share basis) at least as high as the highest price per share paid pursuant to the take-over bid for the Super Voting Shares (on an as converted Subordinate Voting Share basis);
•provides that the percentage of outstanding Subordinate Voting Shares or Multiple Voting Shares be taken up (exclusive of shares owned immediately prior to the offer by the offeror or persons acting jointly or in concert with the offeror) is at least as high as the percentage of Super Voting Shares to be sold (exclusive of Super Voting Shares owned immediately prior to the offer by the offeror and persons acting jointly or in concert with the offeror);
•has no condition attached other than the right not to take up and pay for the Subordinate Voting Shares or Multiple Voting Shares tendered if no shares are purchased pursuant to the offer for Super Voting Shares; and
•is in all other material respects identical to the offer for Super Voting Shares.
Listing
Our Subordinate Voting Shares are listed on the CSE under the trading symbol “JUSH” and are quoted on the OTCQX under the symbol “JUSHF.” Our preferred shares are not listed on any stock market or exchange. The applicable prospectus supplement will contain information, where applicable, as to any listing on a securities market or other exchange of the preferred shares covered by such prospectus supplement.

Transfer Agent
The transfer agent for our Subordinate Voting Shares is Odyssey Trust Company. The transfer agent for any series of preferred shares that we may offer under this prospectus will be named and described in the prospectus supplement for that series.
Preferred Shares
Pursuant to our Articles, our board of directors has the authority, without further action by the shareholders, to designate and issue an unlimited number of preferred shares in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including without limitation, dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which could be in priority or preference to, and could adversely affect the voting power or other rights of the holders of the Subordinate Voting Shares, Super Voting Shares and Multiple Voting Shares. Any convertible preferred shares we may issue will be convertible into our Subordinate Voting Shares or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.
The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of our Subordinate Voting Shares and the voting and other rights of the holders of our Subordinate Voting Shares. It is not possible to state the actual effect of the issuance of any shares of preferred shares on the rights of holders of our Subordinate Voting Shares until our board of directors determines the specific rights attached to that preferred shares.
If we sell any series of preferred shares under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred shares, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred shares that we are offering before the issuance of the related series of preferred shares. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred shares being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred shares.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may be issued in one or more series. Warrants may be issued independently or together with our other securities offered by any prospectus supplement, and may be attached to or separate from those securities.
While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness.
The following summary description, together with the additional information we may include in any applicable prospectus supplement or any applicable free writing prospectus, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of warrant agreement and form of warrant certificate relating to each series of warrants that will be incorporated by reference as an exhibit to, or incorporate by reference in, the registration statement that includes this prospectus.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:
•the title of such securities;
•the offering price or prices and aggregate number of warrants offered;
•the currency or currencies for which the warrants may be purchased;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•the number and type of securities purchasable upon the exercise of one warrant and the price at which, and the currency in which, these securities may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•the terms of any rights to redeem or call the warrants;
•the terms of any rights to force the exercise of the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•the dates on which the right to exercise the warrants will commence and expire;
•the manner in which the warrant agreements and warrants may be modified;
•a discussion of any material or special Canadian and U.S. federal income tax consequences of holding or exercising the warrants;

•the terms of the securities issuable upon exercise of the warrants; and
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus.
While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
The following summary description, together with the additional information we may include in any applicable prospectus supplement or any applicable free writing prospectus, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of unit agreement and form of unit certificate relating to each series of units that will be incorporated by reference as an exhibit to, or incorporate by reference in, the registration statement that includes this prospectus.
General
We may issue units consisting of one or more Subordinate Voting Shares, preferred shares, warrants, rights, or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement that differ from those described below; and
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Capital Stock”, “Description of Warrants”, and “Description of Rights” will apply to each unit and to any security included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our Subordinate Voting Shares or other securities. Each series of rights may be issued to all the existing holders of one or more classes of our securities, to third parties, or to both. Each series of rights may be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent, if any, will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The statements made in this section relating to the rights are summaries only. These summaries are not complete. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable rights agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus is a part.
The applicable prospectus supplement will describe the terms of the rights in respect of which this prospectus is being delivered, including, where applicable, the following:
•the class(es) of our securities entitled to a rights distribution, if any;
•the date of determining the existing holders of the class(es) of our securities entitled to a rights distribution, if any;
•the aggregate number of our Subordinate Voting Shares or other securities purchasable upon exercise of the rights;
•the purchase price, if any;
•the exercise price, if any;
•the aggregate number of rights issued;
•the date, if any, on and after which the rights will be separately transferable;
•the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
•a discussion of any material or special U.S. federal or Canadian income tax consequences; and
•any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Exercise of Rights
Each right will entitle the holder to purchase for cash our Subordinate Voting Shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.
Rights may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, cause to be issued to the holder the Subordinate Voting Shares or other securities purchasable upon exercise of the rights.
If the rights are distributed to all the existing holders of one or more classes of our securities, and less than all of the rights issued in such offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We or the selling shareholder may sell the securities being offered by this prospectus from time to time separately or together through any of the following methods:
•to or through one or more underwriters or dealers in a public offering and sale by them;
•directly to investors;
•through agents;
•through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•through any combination of these methods of sale; or
•in any manner, as provided in the applicable prospectus supplement.
We or the selling shareholder may distribute securities from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the times of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
We or the selling shareholder may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•on or through the facilities of any securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
•to or through a market maker other than on such securities exchanges or quotation or trading services.
Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.
We and the selling shareholder will describe the method of distribution of the securities in the applicable prospectus supplement. We or the selling shareholder may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We and the selling shareholder will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our Subordinate Voting Shares, which are listed on the CSE under the symbol “JUSH” and are also quoted for trading in the U.S. on the OTCQX under the symbol “JUSHF”. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us, the selling shareholder or our or its respective purchasers. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us or the selling shareholder. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We and the selling shareholder may sell the securities directly or through agents we or they designate from time to time. We and the selling shareholder will name any agent involved in the offering and sale of securities and describe any commissions we or the selling shareholder will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent and the selling shareholder’s agent will act on a best-efforts basis for the period of its appointment.
We and the selling shareholder may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We and the selling shareholder will describe the conditions of these contracts and the commissions we or the selling shareholder must pay for solicitation of these contracts in the prospectus supplement.
We or the selling shareholder may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. In addition, we may indemnify the selling shareholder against certain civil liabilities, including certain liabilities under the Securities Act, and the selling shareholder may be entitled to contribution from us with respect to those liabilities. The selling shareholder may indemnify us against certain civil liabilities under the Securities Act, and we will be entitled to contribution from the selling shareholder with respect to those liabilities. Agents and underwriters may engage in transactions with, or perform services for, us or the selling shareholder in the ordinary course of business.
Any person participating in the distribution of Subordinate Voting Shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our Subordinate Voting Shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Subordinate Voting Shares to engage in market-making activities with respect to our Subordinate Voting Shares. These restrictions may affect the marketability of our Subordinate Voting Shares and the ability of any person or entity to engage in market-making activities with respect to our Subordinate Voting Shares.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business and any such relationships will be described in the applicable prospectus supplement.
If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by the Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

CERTAIN INCOME TAX CONSIDERATIONS
Owning any of the securities offered hereby may subject holders to tax consequences. The applicable prospectus supplement may describe certain material Canadian federal income tax considerations generally applicable to investors described therein of the acquisition, ownership and disposition of any securities offered thereunder. The applicable prospectus supplement may also describe certain United States federal income tax considerations generally applicable to investors described therein who are U.S. persons (within the meaning of the Internal Revenue Code) of the acquisition, ownership and disposition of any securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the securities.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Stikeman Elliott LLP. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
Macias Gini & O'Connell LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2023, and for the year then ended as set forth in its report included in our annual report on Form 10-K for the year ended December 31, 2023 (which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern), which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part.
Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2022 and December 31, 2021, and for the years then ended as set forth in its report included in our annual report on Form 10-K for the year ended December 31, 2023 (which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern), which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. Neither we nor the selling shareholder have authorized anyone else to provide you with different information. Neither we nor any selling shareholder are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC.
SEC filings are also available to the public at the SEC’s website at www.sec.gov. You may also access our SEC filings free of charge on our website at http://www.jushico.com. You should not consider information on our website to be part of this prospectus. In addition, periodic and current reports and copies of our Articles and Notice of Articles are available, free of charge, after the material is electronically filed with, or furnished to, the Canadian securities regulators on SEDAR at www.sedar.com.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC. This means we can disclose important information to you without actually including the specific information in this prospectus by referring to those documents. The information incorporated by reference is an important part of this prospectus.
If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document.

The documents listed below have been filed by us pursuant to the Exchange Act and are incorporated by reference in this prospectus:
•Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;
•The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, from our Definitive Proxy Statement on Schedule 14A, to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2023;
•Our Current Reports on Form 8-K dated January 30, 2024, and April 15, 2024, in each case to the extent “filed” and not “furnished” pursuant to Section 13(a) of the Exchange Act;
•All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above (in each case, except for the information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K); and
•The description of our Subordinate Voting Shares contained in our registration statement on Form 8-A filed August 10, 2022 with the SEC under 12(g) of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description.
Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated by reference modifies or replaces such information. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We also incorporate by reference into this prospectus all documents (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement).
You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address, or visiting our website:
Jushi Holdings Inc.
301 Yamato Road, Suite 3250
Boca Raton, Florida 33431
(561) 617 9100
Website: http://www.jushico.com
THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.
You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other that the date on the front of each document.

Up to $250,000,000
Subordinate Voting Shares
Preferred Shares
Warrants
Units
Rights
And
44,660,966 Subordinate Voting Shares Offered by Selling Shareholder

PROSPECTUS

April 16, 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable by us in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

Amount
SEC registration fee	$41,330
Accountants’ fees and expenses	$ *
Legal fees and expenses	$ *
Transfer agent fees and expenses	$ *
Trustee fees and expenses	$ *
Printing expenses	$ *
Miscellaneous expenses	$ *
Total expenses	$ *
__________________
*The amount of securities and number of offerings are indeterminable, and accordingly, the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
We are subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia).
Under Section 160 of the Business Corporations Act (British Columbia), we may, subject to Section 163 of the Business Corporations Act (British Columbia):
a.indemnify an individual who:
(i)is or was a director or officer of Jushi,
(ii)is or was a director or officer of another corporation (A) at a time when such corporation is or was an affiliate of Jushi; or (B) at our request, or
(iii)at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties, defined below, to which the eligible party is or may be liable; and
b.after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:
(i)“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding,
(ii)“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of Jushi or an associated corporation (A) is or may be joined as a party, or (B) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding,

(iii)“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding, and
(iv)“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.
Under Section 161 of the Business Corporations Act (British Columbia), and subject to Section 163 of the Business Corporations Act (British Columbia), we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.
Under Section 162 of the Business Corporations Act (British Columbia), and subject to Section 163 of the Business Corporations Act (British Columbia), we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the Business Corporations Act (British Columbia), the eligible party will repay the amounts advanced.
Under Section 163 of the Business Corporations Act (British Columbia), we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Business Corporations Act (British Columbia), as the case may be, if any of the following circumstances apply:
(a)if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or Articles;
(b)if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or Articles;
(c)if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of Jushi or the associated corporation, as the case may be; or
(d)in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.
If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party under Section 160(a) of the Business Corporations Act (British Columbia) against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Business Corporations Act (British Columbia), as the case may be, in respect of the proceeding.
Under Section 164 of the Business Corporations Act (British Columbia), and despite any other provision of Part 5, Division 5 of the Business Corporations Act (British Columbia) and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Business Corporations Act (British Columbia), on application of our company or an eligible party, the court may do one or more of the following:
(a)order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;
(b)order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)order the enforcement of, or any payment under, an agreement of indemnification entered into by us;
(d)order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Business Corporations Act (British Columbia); or
(e)make any other order the court considers appropriate.
Section 165 of the Business Corporations Act (British Columbia) provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.
Pursuant to Article 20 of our Articles relating to indemnification, subject to the Business Corporations Act (British Columbia), we must indemnify an individual, whom our Articles refer to as an “eligible party”, and such eligible party’s heirs and legal personal representatives, against all judgements, penalties or fines awarded or imposed in, or an amount paid in settlement of, a legal proceeding or investigative action, whether current, threatened, pending or completed, in which an eligible party or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of Jushi is or may be joined as a party, or is or may be liable in respect of a judgement, penalty or fine in, or expenses related to, the proceeding. Our Articles define the term “eligible party” to mean an individual who (i) is or was a director or officer of Jushi, (ii) is or was a director or officer of another corporation, (A) at a time when that other corporation is or was an affiliate of our company or, (B) at the request of Jushi, or (iii) at the request of Jushi, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity.
Accordingly, we enter into substantially similar indemnification agreements with each director and officer upon their election or appointment with the company. These agreements provide that we’ll indemnify these individuals to the maximum extent permitted by applicable law, including the Business Corporations Act (British Columbia), against liabilities they may incur in their capacity as a director and/or officer of the Jushi, provided they acted honest and in good faith with a view to the best interests of Jushi and had reasonable grounds believe that their conduct in such capacity was lawful.
Our Articles also permit Jushi to purchase and maintain insurance against any liability incurred by an individual (or his or her heirs or personal legal representatives) who (i) is or was a director, officer, employee or agent of our company, (ii) is or was a director, officer, employee or agent of another corporation at a time when the other corporation is or was an affiliate of Jushi, (iii) at the request of Jushi, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity, (iv) at the request of Jushi, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity, where such liability is or was incurred by such individual as such director, officer, employee or agent or person who holds or held such equivalent position.
We maintain policies of insurance under which coverage is provided to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and under which coverage is provided to us with respect to payments which we may make to such directors and officers pursuant to the above indemnification provisions or otherwise.

Item16. Exhibits and Financial Statement Schedules.
EXHIBIT INDEX

1.1*	Form of Underwriting Agreement
3.1	Articles of Jushi Holdings Inc., as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-266287), filed with the SEC on July 22, 2022)
4.1
Subordinate Voting Shares Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-266287), filed with the SEC on July 22, 2022)

4.2*	Form of Certificate of Designations
4.3*	Preferred Shares Specimen Stock Certificate
4.4*	Form of Warrant Agreement and Warrant Certificate
4.5*	Form of Unit Agreement
4.6*	Form of Rights Agreement
5.1	Opinion of Stikeman Elliott LLP
23.1	Consent of Independent Registered Public Accounting Firm (Macias Gini & O’Connell LLP).
23.2	Consent of Independent Registered Public Accounting Firm (Marcum LLP).
23.3	Consent of Stikeman Elliott LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107	Filing Fee Table
___________________
*To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference, if applicable.
Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)That for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offing of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on April 16, 2024.

JUSHI HOLDINGS INC.

By:	/s/ James Cacioppo
Name: James Cacioppo
Title: Chief Executive Officer
Each person whose signature appears below hereby appoints each of James Cacioppo and Louis Jon Barack, and each of them singly (with full power to each of them to act alone) as his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James Cacioppo	Chairman and Chief Executive Officer (principal executive officer)	April 16, 2024
James Cacioppo

/s/ Louis Jon Barack	President	April 16, 2024
Louis Jon Barack

/s/ Michelle Mosier	Chief Financial Officer and Chief Accounting Officer (principal financial and accounting officer)	April 16, 2024
Michelle Mosier

/s/ Billy Wafford	Director	April 16, 2024
Billy Wafford

/s/ Benjamin Cross	Director	April 16, 2024
Benjamin Cross

/s/ Marina Hahn	Director	April 16, 2024
Marina Hahn

/s/ Stephen Monroe	Director	April 16, 2024
Stephen Monroe